UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2006

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-18590 84-1133368

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Good Times Restaurants Inc. (the "Company") on June 8, 2006 exercised its right to require conversion of all outstanding shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") into an equal number of shares of the Company's common stock pursuant to a provision in the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock. On June 8, 2006, the Board of Directors of the Company authorized the issuance of a total of 1,240,000 shares of the Company's common stock in consideration of the conversion of an equal number of shares of the Company's Series B Preferred Stock.

The issuance of the shares of common stock in the conversion was not registered under the Securities Act of 1933. Such shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) under the Securities Act for an exchange of securities with existing security holders. The facts relied upon to make the exemption from registration provided by Section 3(a)(9) available are the status of each of the investors as existing holders of the Company's securities and the absence of any commission or remuneration for soliciting the exchange of securities.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are furnished as part of this report:

Exhibit Number	Description
99.1*	Press release of Good Times Restaurants Inc. dated June 8, 2006

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: June 8, 2006 By: /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer